                                                                    EXHIBIT 23.2


                     GARB GRUBBS HARRIS & ASSOCIATES, INC.
                      INTERNATIONAL PETROLEUM CONSULTANTS
                       5310 HARVEST HILL ROAD, SUITE 160
                           DALLAS, TEXAS 75230 - 5805
    (972) 788-1110   TELEFAX (972) 991-3160   (E MAIL) forgarb@forgarb.com




                               November 28, 2000


                               CONSENT OF EXPERT
                               -----------------

Ms. Debra Valice
Seitel, Inc.
50 Briar Hollow Lane
7th Floor West
Houston, TX 77027

Dear Ms. Valice:

     Garb Grubbs Harris & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., our reserve report dated December 31, 1999, and to all references to our firm included therein.

                                        Garb Grubbs Harris & Associates, Inc.



                                        By: /s/ RONALD L. GRUBBS
                                           -------------------------------------
                                        Name:   Ronald L. Grubbs
                                             -----------------------------------
                                        Title:  Chief Executive Officer
                                              ----------------------------------

                                        Dallas, Texas

                                        November 28, 2000